Exhibit 99.3

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements of Select Energy Services, Inc. (“Select” or the “Company”) present the combination of the financial information of Select and Rockwater Energy Solutions, Inc. (“Rockwater”) adjusted to give effect to the transactions to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 combine the consolidated statements of operations of Select and the pro forma consolidated statements of operations of Rockwater, giving effect to the mergers (as defined below) and merger-related transactions as if they had occurred on January 1, 2016. The pro forma consolidated statements of operations for Rockwater give effect to Rockwater’s issuance and sale of 8,797,500 shares of Class A-1 common stock in a private placement on March 9, 2017 and the usage of the net proceeds (the “Rockwater 144A Offering”) and Rockwater’s acquisition of Crescent Companies, LLC and its subsidiaries on March 31, 2017 (the “Crescent Acquisition”) as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined statements of operations also give effect to the following equity transactions that occurred during the periods presented as if they had occurred on January 1, 2016: the issuance of 3,866,864 common units of Select’s predecessor entity and consolidated subsidiary, SES Holdings, LLC (“SES Holdings” or “the Predecessor” for periods prior to the Select 144A Offering (as defined below)); the reorganization and private placement of 16,100,000 shares of Class A-1 common stock of Select (the “Select 144A Offering”); the issuance of 10,005,000 shares of Class A common stock of Select as a result of Select’s initial public offering and the exercise of the underwriters’ over-allotment option (the “IPO”); and the conversion of shares of Select Class A-1 common stock to shares of Select Class A common stock on a one-for-one basis as a result of the effectiveness of a shelf registration statement registering such shares for resale.

The unaudited pro forma condensed combined balance sheet combines the consolidated condensed balance sheet of Select and the consolidated condensed balance sheet of Rockwater as of September 30, 2017, giving effect to the mergers and merger-related transactions as if they had occurred on September 30, 2017.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Select considered the accounting acquirer of Rockwater. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill.

The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Rockwater, the value of Select’s common stock exchanged, and the fair value of the Rockwater’s outstanding share-based awards attributable to pre-acquisition service. As described in Note 1, at the effective time of the corporate merger (as defined below), each outstanding share of Rockwater Class A common stock, Rockwater Class A-1 common stock and Rockwater Class B common stock, subject to certain exceptions, was converted into the right to receive a number of shares of Select Class A common stock, Select Class A-2 common stock and Select Class B common stock, respectively, each in an amount equal to the exchange ratio. At the effective time of the LLC merger, all units of Rockwater Energy Solutions, LLC (“Rockwater LLC”) were converted into the right to receive a number of units of SES Holdings in an amount equal to the exchange ratio. The “exchange ratio” is equal to 0.7652.

Furthermore, as of the effective time of the corporate merger, each outstanding and unexercised option to purchase shares of Rockwater Class A common stock was converted into an option to purchase shares of Select Class A common stock, with the same terms and conditions as in effect immediately prior to the effective time of the corporate merger, in an amount determined by multiplying the number of shares of Rockwater Class A common stock subject to such options as of immediately prior to the effective time of the corporate merger by the exchange ratio, at an exercise price per share of Select Class A common stock equal to the exercise price per share of Rockwater Class A common stock under such option divided by the exchange ratio.

Additionally, as of the effective time of the corporate merger, each outstanding restricted stock award of Rockwater Class A common stock was converted into a restricted stock award of Select Class A common stock, with the same terms and conditions as in effect immediately prior to the effective time of the corporate merger, in an amount equal to the number of shares of Select Class A common stock determined by multiplying the number of shares of Rockwater Class A common stock subject to such restricted stock award as of immediately prior to the effective time of the corporate merger by the exchange ratio.

Select’s sole material asset consists of its membership interest in SES Holdings. Each holder of Rockwater Class B common stock and Rockwater LLC units entitled to receive shares of Select Class B common stock received the right to exchange each share of Select Class B common stock and a corresponding SES Holdings unit for one share of Select Class A common stock. Upon the effectiveness of a shelf registration statement registering such shares for resale, Select’s Class A-2 common stock will automatically convert to Class A common stock. As the shares of Class A-2 common stock will automatically convert to shares of Class A common stock and Class B common stock, in tandem with a unit of SES Holdings, are convertible at any time into a share of Select Class A common stock, the per share value of Class A-2 common stock and Class B common stock are assumed, for the purposes of the pro forma analysis, to be equivalent to the value of a share of Class A common stock. Thus, the purchase price allocation is based on the closing price of Select Class A common stock as of November 1, 2017 along with the portion of the acquisition-date fair value of Rockwater’s outstanding share-based awards attributable to pre-acquisition service obligated to be exchanged as part of the mergers as described below.

Select expects to complete the purchase price allocation after considering the appraisal of Rockwater’s assets at the level of detail necessary to finalize the required purchase price allocation, which will be no later than one year from the completion of the mergers. The purchase price utilized in the allocation is based on the closing price of Select Class A common stock on the date of acquisition, November 1, 2017, as well as the portion of the fair value of Rockwater’s outstanding share-based awards attributable to pre-acquisition service that Select is obligated to replace as part of the merger agreement (as defined below). The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the mergers.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  the unaudited consolidated condensed historical financial statements of Select as of and for the nine months ended September 30, 2017 and related notes, which are included in Select’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2017;

•                  the audited historical consolidated financial statements of Select as of and for the year ended December 31, 2016 and related notes, which are included in Select’s final prospectus dated April 20, 2017 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 24, 2017; and

•                  the unaudited consolidated condensed financial statements of Rockwater as of and for the nine months ended September 30, 2017 and related notes, and the audited consolidated financial statements of Rockwater as of and for the year ended December 31, 2016 and related notes, which are included elsewhere in this current report.

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(in thousands, except share data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Adjustments for Rockwater Merger and Merger- Related Transactions (c)		Pro Forma Select Energy Services, Inc. (a) + (b) + (c)
Assets
Current assets
Cash and cash equivalents	$42,393	$2,364	$(9,393)	3(a), 3(b)	$35,364
Accounts receivable trade	151,239	192,428	—		343,667
Allowance for doubtful accounts	(2,867)	(5,730)	—		(8,597)
Accounts receivable, related parties	433	—	—		433
Inventories	852	44,241	—		45,093
Prepaid expenses and other current assets	13,495	5,703	(1,280)	3(a)	17,918
Income taxes receivable	—	2,267	—		2,267
Total current assets	205,545	241,273	(10,673)		436,145
Property and equipment	815,002	473,971	(284,067)	3(c)	1,004,906
Accumulated depreciation	(535,456)	(313,343)	313,343	3(c)	(535,456)
Property and equipment, net	279,546	160,628	29,276		469,450
Goodwill	25,091	301,391	(53,114)	3(c)	273,368
Other intangible assets, net	35,351	38,259	83,792	3(c)	157,402
Other assets	7,216	920	(1,401)	3(a), 3(d)	6,735
Total assets	$552,749	$742,471	$47,880		$1,343,100
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,751	$53,804	$—		$65,555
Accounts payable and accrued expenses, related parties	1,246	—	—		1,246
Accrued salaries and benefits	8,595	9,403	—		17,998
Accrued insurance	11,008	—	—		11,008
Accrued expenses and other current liabilities	39,713	33,911	—		73,624
Current portion of capital leases	—	2,133	—		2,133
Total current liabilities	72,313	99,251	—		171,564
Accrued lease obligations	18,100	—	—		18,100
Long-term debt	—	78,200	(3,200)	3(a)	75,000
Capital lease obligations	—	1,638	—		1,638
Deferred income taxes, net	—	15,751	(15,287)	3(e), 3(f)	464
Other long term liabilities	8,008	2,026	645	3(c), 3(e)	10,679
Total liabilities	98,421	196,866	(17,842)		277,445
Commitments and contingencies
Select Energy Services, Inc. Common and Preferred Stock:
Class A-2 common stock, $0.01 par value; no shares authorized, issued or outstanding as of September 30, 2017 (actual); Class A-2 common stock, $0.01 par value; 40,000,000 shares authorized; 6,731,845 shares issued and outstanding as of September 30, 2017 (pro forma as adjusted)	—	—	67	3(g)	67
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 30,468,249 shares issued and outstanding as of September 30, 2017 (actual); Class A common stock, $0.01 par value; 350,000,000 shares authorized; 56,714,364 shares issued and outstanding as of September 30, 2017 (pro forma, as adjusted)	305	—	262	3(g)	567

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

AS OF SEPTEMBER 30, 2017

(in thousands, except share data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Adjustments for Rockwater Merger and Merger- Related Transactions (c)		Pro Forma Select Energy Services, Inc. (a) + (b) + (c)
Class B common stock, $0.01 par value; 150,000,000 shares authorized; 38,462,541 shares issued and outstanding as of September 30, 2017; Class B common stock, $0.01 par value; 150,000,000 shares authorized; 42,819,018 shares issued and outstanding as of September 30, 2017 (pro forma, as adjusted)	385	—	43	3(g)	428
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017 (actual); Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017 (pro forma, as adjusted)	—	—	—		—
Rockwater Energy Solutions, Inc. Common and Preferred Stock:
Class A-1 common stock, $0.01 par value; 30,000,000 shares authorized; 8,797,500 shares issued and outstanding as of September 30, 2017 (actual); Class A-1 common stock, $0.01 par value; no shares authorized, issued or outstanding as of September 30, 2017 (pro forma, as adjusted)	—	88	(88)	3(g)	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 34,482,060 shares issued and outstanding as of September 30, 2017 (actual); Class A common stock, $0.01 par value; no shares authorized, issued, or outstanding as of September 30, 2017 (pro forma, as adjusted)	—	345	(345)	3(g)	—
Class B common stock, $0.01 par value; 120,000,000 shares authorized; 5,693,258 shares issued and outstanding as of September 30, 2017 (actual); Class B common stock, $0.01 par value; no shares authorized, issued or outstanding as of September 30, 2017 (pro forma, as adjusted);	—	57	(57)	3(g)	—
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017 (actual); Preferred stock, $0.01 par value; no shares authorized, issued or outstanding as of September 30, 2017 (pro forma, as adjusted)	—	—	—		—
Additional paid-in capital	206,158	466,490	(25,625)	3(g)	647,023
Retained earnings (accumulated deficit)	(8,207)	31,964	(38,528)	3(a), 3(b), 3(d), 3(g)	(14,771)
Accumulated other comprehensive loss	—	(19,407)	19,407	3(g)	—
Total stockholders’ equity	198,641	479,537	(44,864)		633,314
Noncontrolling interests	255,687	66,068	110,586	3(g)	432,341
Total equity	454,328	545,605	65,722		1,065,655
Total liabilities and equity	$552,749	$742,471	$47,880		$1,343,100

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except unit and per unit data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Rockwater Energy Solutions, Inc. Adjustments (c)		Pro Forma Rockwater Energy Solutions, Inc. (b) + (c) = (d)	Pro Forma Adjustments for Rockwater Merger and Merger-Related Transactions (e)		Pro Forma Select Energy Services, Inc. Adjusted for Rockwater Merger (a) + (d) + (e) = (f)	Other Pro Forma Adjustments (g)		Pro Forma Select Energy Services, Inc. (f) + (g)
Revenues
Water solutions and related services	$311,275	$342,529	$32,608	4(a)	$375,137	$(36,696)	4(c)	$649,716	$—		$649,716
Accommodations and rentals	38,457	—	—		—	—		38,457	—		38,457
Wellsite completion and construction services	38,522	—	—		—	—		38,522	—		38,522
Oilfield chemical product sales	—	150,053	—		150,053	—		150,053	—		150,053
Total revenues	388,254	492,582	32,608		525,190	(36,696)		876,748	—		876,748
Costs of revenue
Water solutions and related services	226,737	275,892	27,024	4(a)	302,916	(32,733)	4(c)	496,920	—		496,920
Accommodations and rentals	30,697	—	—		—	—		30,697	—		30,697
Wellsite completion and construction services	32,155	—	—		—	—		32,155	—		32,155
Oilfield chemical product sales	—	133,092	—		133,092	—		133,092	—		133,092
Depreciation and amortization	67,144	34,786	1,405	4(a)	36,191	3,565	4(d)	106,900	—		106,900
Total costs of revenue	356,733	443,770	28,429		472,199	(29,168)		799,764	—		799,764
Gross profit (loss)	31,521	48,812	4,179		52,991	(7,528)		76,984	—		76,984
Operating expenses
Selling, general and administrative	49,298	50,462	357	4(a) 4(b)	50,819	(9,898)	4(c), 4(e), 4(i)	90,219	—		90,219
Depreciation and amortization	1,312	8,103	2,447	4(a)	10,550	(181)	4(c), 4(f)	11,681	—		11,681
Impairment of goodwill and other intangible assets	—	—	—		—	—		—	—		—
Impairment of property and equipment	—	—	—		—	—		—	—		—
Lease abandonment costs	2,871	—	—		—	—		2,871	—		2,871
Loss on sale of Crescent Consulting	—	64,205			64,205	(64,205)	4(c)	—	—		—
Restructuring charges	—	2,406	—		2,406	—		2,406	—		2,406
Loss (gain) on disposal of property and equipment	—	(1,093)	(85)	4(a)	(1,178)	—		(1,178)	—		(1,178)
Total operating expenses	53,481	124,083	2,719		126,802	(74,284)		105,999	—		105,999
(Loss) income from operations	(21,960)	(75,271)	1,460		(73,811)	66,756		(29,015)	—		(29,015)
Other income (expense)
Interest expense, net	(1,885)	(4,369)	335	4(a), 4(b)	(4,034)	2,251	4(c), 4(g)	(3,668)	1,885	4(j)	(1,783)
Foreign currency gains (losses)	—	464	—		464	—		464	—		464
Other income, net	3,342	249	—		249	—		3,591	—		3,591
(Loss) income before tax expense	(20,503)	(78,927)	1,795		(77,132)	69,007		(28,628)	1,885		(26,743)
Tax benefit (expense)	326	17,556	(14,407)	4(a)	3,149	35	4(c), 4(h)	3,510	—	4(h)	3,510
Net (loss) income	(20,177)	(61,371)	(12,612)		(73,983)	69,042		(25,118)	1,885		(23,233)
Less: Net loss attributable to noncontrolling interests	13,013	6,789	—		6,789	—		19,802	(10,414)	4(k)	9,388
Net loss attributable to the business	$(7,164)	$(54,582)	$(12,612)		$(67,194)	$69,042		$(5,316)	$(8,529)		$(13,845)

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except unit and per unit data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Rockwater Energy Solutions, Inc. Adjustments (c)	Pro Forma Rockwater Energy Solutions, Inc. (b) + (c) = (d)	Pro Forma Adjustments for Rockwater Merger and Merger-Related Transactions (e)	Pro Forma Select Energy Services, Inc. Adjusted for Rockwater Merger (a) + (d) + (e) = (f)	Other Pro Forma Adjustments (g)	Pro Forma Select Energy Services, Inc. (f) + (g)
Allocation of net loss attributable to:
Class A-1 stockholders	$(2,679)	$(9,914)						$—
Class A-2 stockholders	—	—						(1,476)
Class A stockholders	(4,485)	(44,668)						(12,369)
Class B stockholders	—	—						—
	$(7,164)	$(54,582)						$(13,845)
Weighted average shares outstanding:
Class A-1—Basic & Diluted	9,671,795	7,249,581						—	4(m)
Class A-2—Basic & Diluted	—	—						6,731,845	4(m)
Class A—Basic & Diluted	16,189,997	32,663,457						56,426,038	4(m)
Class B—Basic & Diluted	38,462,541	5,693,258						42,819,018	4(m)
Net loss per share attributable to common stockholders:
Class A-1—Basic & Diluted	$(0.28)	$(1.37)						$—
Class A-2—Basic & Diluted	$—	$—						$(0.22)
Class A—Basic & Diluted	$(0.28)	$(1.37)						$(0.22)
Class B—Basic & Diluted	$—	$—						$—

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except unit and per unit data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Rockwater Energy Solutions, Inc. Adjustments (c)		Pro Forma Rockwater Energy Solutions, Inc. (b) + (c) = (d)	Pro Forma Adjustments for Rockwater Merger and Merger-Related Transactions (e)		Pro Forma Select Energy Services, Inc. Adjusted for Rockwater Merger (a) + (d) + (e) = (f)	Other Pro Forma Adjustments (g)		Pro Forma Select Energy Services, Inc. (f) + (g)
Revenues
Water solutions and related services	$241,455	$192,247	$91,841	4(a)	$284,088	$(29,447)	4(c)	$496,096	$—		$496,096
Accommodations and rentals	27,151	—	—		—	—		27,151	—		27,151
Wellsite completion and construction services	33,793	—	—		—	—		33,793	—		33,793
Oilfield chemical product sales	—	108,831	—		108,831	—		108,831	—		108,831
Total revenues	302,399	301,078	91,841		392,919	(29,447)		665,871	—		665,871
Costs of revenue
Water solutions and related services	200,399	171,794	78,759	4(a)	250,553	(25,782)	4(c)	425,170	—		425,170
Accommodations and rentals	22,019	—	—		—	—		22,019	—		22,019
Wellsite completion and construction services	29,089	—	—		—	—		29,089	—		29,089
Oilfield chemical product sales	—	105,394	—		105,394	—		105,394	—		105,394
Depreciation and amortization	95,020	43,880	13,692	4(a)	57,572	(5,093)	4(d)	147,499	—		147,499
Total costs of revenue	346,527	321,068	92,451		413,519	(30,875)		729,171	—		729,171
Gross profit (loss)	(44,128)	(19,990)	(610)		(20,600)	1,428		(63,300)	—		(63,300)
Operating expenses
Selling, general and administrative	34,643	37,341	11,176	4(a)	48,517	(2,673)	4(c), 4(i)	80,487	—		80,487
Depreciation and amortization	2,087	8,106	9,963	4(a)	18,069	(3,531)	4(c), 4(f)	16,625	—		16,625
Impairment of goodwill and other intangible assets	138,666	—	—		—	—		138,666	—		138,666
Impairment of property and equipment	60,026	1,008	—		1,008	—		61,034	—		61,034
Lease abandonment costs	19,423	—	—		—	—		19,423	—		19,423
Restructuring charges	—	8,169	—		8,169	—		8,169	—		8,169
Loss (gain) on disposal of property and equipment	—	(1,882)	136	4(a)	(1,746)	—		(1,746)	—		(1,746)
Total operating expenses	254,845	52,742	21,275		74,017	(6,204)		322,658	—		322,658
(Loss) income from operations	(298,973)	(72,732)	(21,885)		(94,617)	7,632		(385,958)	—		(385,958)
Other income (expense)
Interest expense, net	(16,128)	(7,977)	3,683	4(a), 4(b)	(4,294)	2,742	4(c), 4(g)	(17,680)	16,128	4(j)	(1,552)
Foreign currency gains (losses)	—	301	—		301	—		301	—		301
Other income, net	629	623	—		623	—		1,252	—		1,252
(Loss) income before tax expense	(314,472)	(79,785)	(18,202)		(97,987)	10,374		(402,085)	16,128		(385,957)
Tax benefit (expense)	524	(93)	(729)	4(a)	(822)	32	4(c), 4(h)	(266)	—	4(h)	(266)
Net (loss) income	(313,948)	(79,878)	(18,931)		(98,809)	10,406		(402,351)	16,128		(386,223)
Less: Net loss attributable to Predecessor	306,481	—	—		—	—		306,481	(306,481)	4(l)	—
Less: Net loss attributable to noncontrolling interests	6,424	—	—		—	—		6,424	152,649	4(k)	159,073
Net loss attributable to the business	$(1,043)	$(79,878)	$(18,931)		$(98,809)	$10,406		$(89,446)	$(137,704)		$(227,150)

SELECT ENERGY SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except unit and per unit data)	Historical Select Energy Services, Inc. (a)	Historical Rockwater Energy Solutions, Inc. (b)	Pro Forma Rockwater Energy Solutions, Inc. Adjustments (c)	Pro Forma Rockwater Energy Solutions, Inc. (b) + (c) = (d)	Pro Forma Adjustments for Rockwater Merger and Merger-Related Transactions (e)	Pro Forma Select Energy Services, Inc. Adjusted for Rockwater Merger (a) + (d) + (e) = (f)	Other Pro Forma Adjustments (g)	Pro Forma Select Energy Services, Inc. (f) + (g)
Allocation of net loss attributable to:
Class A-1 stockholders	$(844)	$—						$—
Class A-2 stockholders	—	—						(24,316)
Class A stockholders	(199)	(79,878)						(202,834)
Class B stockholders	—	—						—
	$(1,043)	$(79,878)						$(227,150)
Weighted average shares outstanding:
Class A-1—Basic & Diluted	16,100,000	—						—	4(m)
Class A-2—Basic & Diluted	—	—						6,731,845	4(m)
Class A—Basic & Diluted	3,802,972	28,911,914						56,154,087	4(m)
Class B—Basic & Diluted	38,462,541	—						42,819,018	4(m)
Net loss per share attributable to common stockholders:
Class A-1—Basic & Diluted	$(0.05)	$—						$—
Class A-2—Basic & Diluted	$—	$—						$(3.61)
Class A—Basic & Diluted	$(0.05)	$(2.76)						$(3.61)
Class B—Basic & Diluted	$—	$—						$—

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF THE MERGERS AND MERGER-RELATED TRANSACTIONS

On November 1, 2017, Select completed its previously announced merger with Rockwater, pursuant to the closing of the transactions (“the closing”) contemplated by the Agreement and Plan of Merger (the “merger agreement”), dated July 18, 2017. Select and certain of its subsidiaries, including SES Holdings, entered into the merger agreement with Rockwater and Rockwater LLC, pursuant to which Select will merge with Rockwater in a stock-for-stock transaction. The merger agreement provides that (i) Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Select, was merged with and into Rockwater, with Rockwater continuing as the surviving entity as a wholly owned subsidiary of Select (the “corporate merger”), and (ii) Raptor Merger Sub, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of SES Holdings, was merged with and into Rockwater LLC, with Rockwater LLC continuing as the surviving entity as an indirect wholly owned subsidiary of SES Holdings (the “LLC merger” and together with the corporate merger, the “mergers”).

Under the terms of the merger agreement and upon closing, subject to certain exceptions, (i) each share of Rockwater’s Class A common stock then outstanding was converted into the right to receive a number of shares of Select’s Class A common stock equal to the exchange ratio, (ii) each share of Rockwater’s Class A-1 common stock then outstanding was converted into the right to receive a number of shares of Select’s Class A-2 common stock equal to the exchange ratio, and (iii) each share of Rockwater’s Class B Common Stock then outstanding was converted into the right to receive a number of shares of Select’s Class B common stock equal to the exchange ratio. Under the terms of the merger agreement and upon closing of the LLC merger, subject to certain exceptions, each unit of Rockwater LLC then outstanding (including Rockwater LLC units held by Rockwater) was converted into the right to receive a number of units in SES Holdings equal to the exchange ratio. Upon the effectiveness of a shelf registration statement registering such shares for resale, Select’s newly issued Class A-2 common shares will automatically convert to Class A common stock.

Upon closing, Select shareholders owned approximately 64.9% of the combined company and former Rockwater shareholders owned approximately 35.1% of the combined company with a total of 106.3 million Select common shares outstanding.

On November 1, 2017, in connection with the closing, SES Holdings and Select Energy Services, LLC, a wholly owned subsidiary of SES Holdings (the “Borrower”), entered into a $300.0 million senior secured revolving credit facility (the “Credit Agreement”), by and among SES Holdings, as parent, the Borrower, certain of SES Holdings’ subsidiaries, as guarantors, each of the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swingline lender (the “Administrative Agent”). The Credit Agreement also has a sublimit of $40.0 million for letters of credit and a sublimit of $30.0 million for swingline loans. Subject to obtaining commitments from existing or new lenders, Select has the option to increase the maximum amount under the senior secured credit facility by $150.0 million during the first three years following the closing.

Upon closing, each outstanding option to purchase shares of Rockwater Class A common stock was converted into an option to acquire, on the same terms and conditions as were applicable to such Rockwater stock option immediately prior to the effective time of the corporate merger, the number of shares of Select Class A common stock determined by multiplying the number of shares of Rockwater Class A common stock subject to such Rockwater stock option as of immediately prior to the effective time of the corporate merger by the exchange ratio, at an exercise price per share of Select Class A

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

NOTE 1—DESCRIPTION OF THE MERGERS AND MERGER-RELATED TRANSACTIONS (Continued)

common stock equal to the exercise price per share of Rockwater Class A common stock under such Rockwater stock option divided by the exchange ratio.

Additionally, upon closing, each outstanding restricted stock award of Rockwater Class A common stock that is outstanding immediately prior to the effective time of the corporate merger ceased to represent Rockwater Class A common stock and was converted into a new award of restricted shares, subject to the same terms and conditions as were applicable to such Rockwater restricted stock award prior to the effective time of the corporate merger, equal to the number of shares of Select Class A common stock determined by multiplying the number of shares of Rockwater Class A common stock subject to such Rockwater restricted stock award as of immediately prior to the effective time of the corporate merger by the exchange ratio. Subject to certain NYSE restrictions, the shares available under the Rockwater equity plan as of the effective time of the corporate merger (as appropriately adjusted to reflect the exchange ratio) may be used for post-transaction grants under the Select Energy Services, Inc. 2016 Equity Incentive Plan.

NOTE 2—BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been prepared using and should be read in conjunction with the respective unaudited consolidated financial statements of both Select and Rockwater as of and for the nine months ended September 30, 2017, and the audited historical financial statements of Select and Rockwater as of and for the year ended December 31, 2016. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies that may result from the mergers.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 combines the consolidated statement of operations of Select and the consolidated statement of operations of Rockwater, as adjusted on a pro forma basis for the Rockwater 144A Offering and the Crescent Acquisition, for the nine months ended September 30, 2017, to reflect the mergers as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 is further adjusted to give effect to the following equity transactions as if they had occurred on January 1, 2016: Select’s issuance of the Predecessor’s units; Select’s reorganization and the Select 144A Offering; the IPO; and the conversion of Select’s shares of Class A-1 common stock to shares of Class A common stock as a result of the effectiveness of a shelf registration statement registering such shares for resale.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the consolidated statement of operations of Select and the consolidated statement of operations of Rockwater, as adjusted on a pro forma basis for the Rockwater 144A Offering and the Crescent Acquisition, for the year ended December 31, 2016, to reflect the mergers as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined statement of operations is further adjusted to give effect to the following equity transactions as if they had occurred on January 1, 2016: Select’s issuance of the Predecessor’s units; Select’s reorganization and the Select 144A Offering; the IPO; and the conversion of Select’s shares of Class A-1 common stock to

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

NOTE 2—BASIS OF PRESENTATION (Continued)

shares of Class A common stock as a result of the effectiveness of a shelf registration statement registering such shares for resale.

The unaudited pro forma condensed combined balance sheet combines the consolidated balance sheet of Select and the consolidated balance sheet of Rockwater as of September 30, 2017 to reflect the mergers and merger-related transactions as if they had occurred on September 30, 2017.

The accompanying unaudited pro forma condensed combined financial statements of the combined company have been prepared in accordance with GAAP. The mergers were accounted for as a business combination, with Select treated as the “acquirer” and Rockwater treated as the “acquired” company for financial reporting purposes.

The unaudited consolidated condensed financial statements of Rockwater have been adjusted to reflect certain reclassifications in order to conform to Select’s financial statement presentation.

NOTE 3—UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The preliminary allocation of the consideration transferred is based on management’s estimates, judgments and assumptions. When determining the fair values of assets acquired, liabilities assumed and noncontrolling interests of the acquiree, management made significant estimates, judgments and assumptions. These estimates, judgments and assumptions are subject to change upon final valuation and should be treated as preliminary values. The purchase price allocation in these unaudited pro forma condensed combined financial statements is based upon an estimated purchase price of approximately $620.2 million and results in goodwill of approximately $248.3 million. Goodwill recognized is primarily attributable to synergies driven by expanding into new geographies and service offerings, strengthening existing service lines, acquiring an established, trained workforce, and expected cost reductions.

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

NOTE 3—UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT (Continued)

The purchase price was computed using the per share value of Select Class A common stock as of the closing. The following table summarizes the components of the estimated merger consideration reflected in the unaudited pro forma condensed combined financial information:

Preliminary Purchase Consideration
(in thousands, except share and per share data)
Corporate Merger Consideration
Rockwater shares subject to exchange
Class A-1 common stock	8,797,500
Class A common stock(1)	33,866,076
Class B common stock	5,693,258
Total Rockwater shares subject to exchange as of September 30, 2017	48,356,834
Exchange ratio	0.7652
Select shares issued:
Class A-2 common stock	6,731,845
Class A common stock(1)	25,914,260
Class B common stock	4,356,477
Total Select shares issued for consideration for the Corporate Merger	37,002,582
LLC Merger Consideration
Rockwater units subject to exchange as of September 30, 2017	5,693,258
Exchange ratio	0.7652
Total SES Holdings units issued for consideration for the LLC Merger	4,356,481
Value per share of Select’s Class A common stock as of November 1, 2017(2)	$16.36
Total consideration for the Corporate Merger and LLC Merger
Class A-2 common stock	$110,133
Class A common stock	423,957
Class B common stock and SES Holdings common units	71,272
Fair value of previously held interest in Rockwater	2,310
Fair value of Rockwater share-based awards attributed to pre-acquisition service(3)	12,529
Total purchase consideration	$620,201

(1)                                 Shares of Rockwater Class A common stock subject to exchange exclude 433,708 shares of Rockwater restricted stock that were converted into 331,871 shares of Select restricted stock as the consideration transferred related to these shares is included as fair value of Rockwater share-based awards attributed to pre-acquisition service.

(2)                                 The value per share of Select’s Class A common stock has been used to approximate the value of shares of Class A-2 common stock and the value of the joint issuance of Class B common stock of Select and units of SES Holdings. Select’s management notes that shares of Class A-2 common stock will automatically convert into shares of Class A common stock upon the effectiveness of a shelf

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

NOTE 3—UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT (Continued)

registration statement registering such shares for resale. Additionally, each share of Class B common stock of Select and a corresponding unit of SES Holdings are exchangeable for a share of Class A common stock of Select. Due to the conversion and exchange features of these instruments, the value per share of Select’s Class A common stock was determined by Select’s management to be an appropriate proxy for the value of these instruments.

(3)                                 The consideration transferred related to Select’s obligation to exchange Rockwater’s outstanding share-based awards was determined based on the portion of the fair value of the acquiree’s awards attributable to pre-acquisition service.

The total purchase consideration of $620.2 million was allocated to the pro forma assets acquired and liabilities assumed based on a preliminary estimate of their fair values as if the mergers had taken place on September 30, 2017.

The unaudited pro forma condensed combined balance sheet reflects the following adjustments:

3(a) Simultaneously upon closing, Select Energy Services, LLC entered into a debt commitment letter with Wells Fargo Bank, N.A. for a new senior secured credit facility to replace its current revolving credit facility. Select used cash on hand and borrowings under this new credit facility to pay off the then outstanding Rockwater debt and terminate the Rockwater credit facility. The following table summarizes the impact of these adjustments on the unaudited condensed combined pro forma balance sheet:

(in thousands)
Historical Select and Rockwater cash	$44,757
Plus:
Borrowings under new Select senior secured credit facility	75,000
Less:
Paydown of Rockwater senior secured credit facility	(78,200)
Payment of estimated debt issuance costs	(3,442)
Transaction costs incurred subsequent to 9/30/2017	(2,751)
Pro forma Select cash	$35,364
Adjustments to expense historical Select and Rockwater debt issuance costs:
Prepaid expenses and other current assets	$(1,280)
Other assets	(3,743)
Adjustment to capitalize new debt issuance costs:
Other assets	3,442

3(b) Reflects adjustments to expense the payment of $2.8 million of related transaction costs incurred subsequent to September 30, 2017.

SELECT ENERGY SERVICES, INC.

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(Continued)

NOTE 3—UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT (Continued)

3(c) Adjustments were recorded to reflect the Rockwater assets acquired and liabilities assumed at fair value based on the preliminary allocation of purchase consideration as shown below:

(in thousands)
Total estimated consideration transferred	$620,201
Working capital	$142,022
Property and equipment(1)	189,904
Intangible assets(2)
Customer relationships	87,031
Trademarks and patents	31,115
Non-compete agreements	3,808
Other intangible assets	97
Other long-term assets	920
Long-term debt	(78,200)
Long-term capital lease obligations	(1,638)
Other long-term liabilities	(3,135)
Net assets acquired	371,924
Goodwill	$248,277

(1)           The estimated useful lives for property and equipment range from 3 to 6 years.

(2)                                 The estimated amortization periods for intangible assets are as follows: customer relationships—12 years, trademarks—indefinite-lived, patents—7 years, non-compete agreements—2 years, and other intangible assets—5 years.

3(d) As of September 30, 2017, Select owned 184,485 shares of Rockwater Class A common stock. In connection with the mergers, Select remeasured its previously held interest in Rockwater to fair value and the resulting gain of $1.2 million was included as a pro forma adjustment within retained earnings (accumulated deficit) of the unaudited pro forma condensed combined balance sheet.

(in thousands, except share and per share data)
Shares of Rockwater Class A common stock previously held by Select	184,485
Exchange ratio	0.7652
Exchange-adjusted shares previously held	141,168
Value per share of Select’s Class A common stock as of November 1, 2017(1)	$16.36
Fair value of previously held interest in Rockwater	2,310
Less: book value of previously held interest in Rockwater	1,100
Gain on remeasurement of previously held interest	$1,210

(1)                                 Refer to note in Purchase Consideration table above.

SELECT ENERGY SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

NOTE 3—UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT (Continued)

3(e) Reflects reclassification adjustments to separately present Select’s deferred tax liabilities of $0.5 million.

3(f) Reflects adjustments to deferred taxes to be recorded by Select as a result of the mergers. However, the tax benefits of anticipated deferred tax assets are only recorded as an asset to the extent that management assesses the utilization of such assets to be more likely than not. When the future utilization of some portion of deferred tax assets is determined not to be more likely than not, a valuation allowance is provided to reduce the recorded tax benefits from such assets. Select’s management’s assessment of additional pro forma deferred tax assets has resulted in the recording of a valuation allowance to fully offset deferred tax assets related to pro forma adjustments for the mergers. The changes resulting from the Tax Cuts and Jobs Act that was enacted on December 22, 2017 are not included in these pro forma adjustments as of September 30, 2017.

3(g) Reflects adjustments to eliminate Rockwater’s historical equity in exchange for the issuance of 6,731,845 shares of Select Class A-2 common stock; 26,246,115 shares of Select Class A common stock; and 4,356,477 shares of Select Class B common stock.

NOTE 4—UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

The unaudited pro forma condensed combined statements of operations reflect the following adjustments:

Pro forma Rockwater adjustments

4(a) The following table presents the adjustments to Rockwater’s consolidated statements of operations to give pro forma effect to the Crescent Acquisition as if the acquisition had occurred on January 1, 2016, including an adjustment to eliminate the nonrecurring historical deferred income tax benefit of $14.4 million recognized upon assuming a deferred income tax liability and resulting in a reduction of the valuation allowance on Rockwater’s deferred income tax assets which was recognized as a deferred income tax benefit during the nine months ended September 30, 2017:

	For the nine months ended September 30, 2017	For the year ended December 31, 2016
	(in thousands)
Water solutions and related services revenue	$32,608	$91,841
Water solutions and related services costs of revenue	27,024	78,759
Depreciation and amortization—cost of revenue	1,405	13,692
Selling, general, and administrative	2,301	11,176
Depreciation and amortization—operating expense	2,447	9,963
Loss (gain) on disposal of property and equipment	(85)	136
Interest expense, net	(530)	(2,006)
Tax expense	(14,407)	(729)
Total pro forma impact on net income (loss)	$(15,421)	$(24,620)

SELECT ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

NOTE 4—UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (Continued)

4(b) The following table presents the adjustments to Rockwater’s consolidated statements of operations to give pro forma effect to the Rockwater 144A Offering, including the use of proceeds to repay then-outstanding debt as well as the elimination of nonrecurring transaction costs:

	For the nine months ended September 30, 2017	For the year ended December 31, 2016
	(in thousands)
Selling, general, and administrative	$(1,944)	$—
Interest expense, net	865	5,689
Total pro forma impact on net income (loss)	$2,809	$5,689

Pro forma adjustments for mergers and merger-related transactions

4(c) The following table presents the adjustments to the unaudited pro forma condensed combined statements of operations to give effect to the required sale:

	For the nine months ended September 30, 2017	For the year ended December 31, 2016
	(in thousands)
Water solutions and related services revenue	$(36,696)	$(29,447)
Water solutions and related services costs of revenue	(32,733)	(25,782)
Selling, general, and administrative	(2,752)	(2,581)
Depreciation and amortization—operating expense	(1,111)	(2,120)
Interest expense, net	(1)	1
Tax expense	35	32
Loss on sale of Crescent Consulting	(64,205)	—
Total pro forma impact on net income (loss)	$64,139	$1,069

4(d) Reflects adjustments to increase depletion, depreciation and amortization (“DD&A”) directly attributable to costs of revenues of $3.6 million for the nine months ended September 30, 2017 and to reduce DD&A directly attributable to cost of revenues of $5.1 million for year ended December 31, 2016, after calculation of the estimated pro forma DD&A expense as a result of the fair value adjustments to Rockwater’s property, plant, and equipment and intangible assets.

4(e) Reflects adjustments to eliminate transaction expenses of $7.0 million recorded during the nine months ended September 30, 2017.

4(f) Reflects adjustments to increase DD&A related to operating expenses of $0.9 million for the nine months ended September 30, 2017 and to reduce DD&A related to operating expenses of $1.4 million for the year ended December 31, 2016, after calculation of the estimated pro forma

SELECT ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

NOTE 4—UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (Continued)

DD&A expense as a result of the fair value adjustments to Rockwater’s property, plant, and equipment and intangible assets.

4(g) Reflects adjustments to eliminate interest expense of $2.3 million and $2.7 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, related to the paydown and elimination of Rockwater’s debt. Further, these adjustments reflect Select’s entry into and assumed drawdown of a new senior secured credit facility on a pro forma basis. Pro forma interest expense assumes a $267.8 million borrowing base under the new senior secured credit facility and the amortization of new debt issuance costs of $3.4 million. Pro forma interest expense assumes interest rates of 2.46% and 1.91% per annum for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively. As a result of a 0.125% increase or decrease in interest rates, the impact on pro forma interest expense would be less than $0.1 million for the nine months ended September 30, 2017 and year ended December 31, 2016.

4(h) The pro forma adjustments within the unaudited pro forma condensed combined statements of operations related to the mergers and other pro forma adjustments related to Select’s equity transactions do not impact pro forma tax benefit (expense) as these changes to the net operating loss result in adjustments to the deferred tax asset which are offset in full by changes to the associated valuation allowance as management reduces deferred tax assets to amounts considered more likely than not to be realized. The historical blended statutory income tax rate of 37% in effect for the periods presented was assumed for these unaudited pro forma condensed combined statements of operations. The changes resulting from the Tax Cuts and Jobs Act that was enacted on December 22, 2017 are not included in these pro forma adjustments.

4(i) Reflects adjustments to selling, general and administrative expenses of less than $0.1 million and $0.1 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, related to the amortization of unfavorable leases.

Other pro forma adjustments

4(j) Reflects adjustments to eliminate historical Select interest expense of $1.9 million and $16.1 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, related to the paydown of historical outstanding debt as a result of giving pro forma effect to the above noted Select equity transactions during the periods presented.

4(k) Represents adjustments to noncontrolling interest of $(10.4) million and $152.6 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, as a result of adjustments to pro forma net (loss) income and adjustments related to the mergers and merger-related transactions as well as other equity-related pro forma adjustments.

4(l) Represents adjustments to eliminate the net loss attributable to the Predecessor to give pro forma effect to the Select 144A Offering.

SELECT ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

NOTE 4—UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (Continued)

Adjustments to weighted average shares outstanding

4(m) Reflects adjustments to weighted average shares outstanding, including:

1.     Adjustment to outstanding shares of Select Class A-1 common stock for the conversion of Select’s Class A-1 common stock to shares of Class A common stock as a result of the effectiveness of a shelf registration statement registering such shares for resale on a pro forma basis.

2.     Adjustment to outstanding shares of Select Class A-2 common stock to reflect the issuance of shares of Class A-2 common stock to the existing shareholders of Rockwater Class A-1 common stock as a result of the mergers on a pro forma basis.

3.     Adjustment to outstanding shares of Select Class A common stock for the nine months ended September 30, 2017 for issuances of shares of Class A common stock, including: the issuance of the Predecessor’s equity units, the IPO, and to the existing shareholders of Rockwater Class A common stock as a result of the mergers on a pro forma basis.

4.     Adjustment to outstanding shares of Select Class A common stock for the year ended December 31, 2016 for issuances of shares of Class A common stock, including: the issuance of the Predecessor’s equity units, Select’s reorganization and the Select 144A Offering, the IPO, and to the existing shareholders of Rockwater Class A common stock as a result of the mergers on a pro forma basis.

5.     Adjustment to outstanding shares of Select Class B common stock for the issuance of shares of Class B common stock to the existing shareholders of Rockwater Class B common stock as a result of the mergers on a pro forma basis.

NOTE 5—ITEMS NOT INCLUDED

The following impacts, which could be material, related to the mergers are not included or provided for in the unaudited pro forma condensed combined statements of operations or in the unaudited pro forma condensed combined balance sheet:

•                  Costs that may be incurred in connection with the integration of Select and Rockwater, including professional fees and consultants, would not be considered factually supportable.

•                  Other appropriate adjustments to the purchase price allocation which will be refined and recorded as more information becomes available.

The unaudited pro forma condensed combined statements of operations also do not reflect any revenue or cost synergies expected to be realized in connection with the mergers.